UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 18, 2006
Date of Report (Date of earliest event reported)

NEUROGEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18311 (Commission File Number)	22-2845714 (I.R.S. Employer Identification No.)

35 Northeast Industrial Road
Branford, Connecticut 06405
(Address of principal executive offices) (Zip Code)

(203) 488-8201
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Neurogen Corporation (Nasdaq: NRGN) today announced it has entered into definitive purchase agreements with selected institutional investors to purchase approximately $40 million of its common stock in a registered direct offering. Under the terms of the offering, Neurogen will sell 6,993,000 shares of its common stock at a price of $5.72 per share, the NASDAQ closing price on December 18, 2006, the date of pricing for the offering. Net proceeds, following the payment of expenses, are expected to be approximately $37.3 million.

Pacific Growth Equities, LLC acted as lead placement agent, and CIBC World Markets Corp., Leerink Swann & Co. and Merriman Curhan Ford & Co. acted as placement agents for the offering. The shares are being offered under the company’s effective shelf registration statement. The closing of the transaction is expected to occur on December 21, 2006.

The net proceeds from this offering will be used for clinical and preclinical development of existing product candidates, discovery of additional product candidates, capital expenditures and other general corporate purposes.

The Company will enter into one or more purchase agreements, substantially in the form attached as Exhibit B to the Placement Agency Agreement, directly with each investor in connection with the Offering, and will only sell shares of its common stock in the Offering to investors who have entered into such a purchase agreement. A copy of the Placement Agency Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On December 19, 2006, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference announcing the Company’s entry into the Placement Agency Agreement and definitive purchase agreements with the institutional investors purchasing shares in the Offering.

(c) Exhibits

Exhibit No.	Description
10.1	Placement Agency Agreement, dated December 18, 2006, between Neurogen Corporation and Pacific Growth Equities, LLC, CIBC World Markets Corp., Leerink Swann & Co. and Merriman Curhan Ford & Co.
99.1	Press release, dated December 19, 2006

Exhibit Index

Exhibit No.	Description
10.1	Placement Agency Agreement, dated December 18, 2006, between Neurogen Corporation and Pacific Growth Equities, LLC, CIBC World Markets Corp., Leerink Swann & Co. and Merriman Curhan Ford & Co.
99.1	Press Release, dated December 19, 2006

SAFE HARBOR STATEMENT

The information contained herein contains certain forward-looking statements, made pursuant to applicable securities laws that involve risks and uncertainties as detailed from time to time in Neurogen’s SEC filings, including its most recent 10-K. Such forward-looking statements relate to events or developments that we expect or anticipate will occur in the future and include, but are not limited to, statements that are not historical facts relating to the timing and occurrence of anticipated clinical trials, and potential collaborations or extensions of existing collaborations. Actual results may differ materially from such forward-looking statements as a result of various factors, including, but not limited to, risks associated with the inherent uncertainty of drug research and development, difficulties or delays in development, testing, regulatory approval, production and marketing of any of the Company’s drug candidates, adverse side effects or inadequate therapeutic efficacy or pharmacokinetic properties of the Company’s drug candidates or other properties of drug candidates which could make them unattractive for commercialization, advancement of competitive products, dependence on corporate partners, the Company’s ability to retain key employees, sufficiency of cash to fund the Company’s planned operations and patent, product liability and third party reimbursement risks associated with the pharmaceutical industry. For such statements, Neurogen claims the protection of applicable laws. Future results may also differ from previously reported results. For example, positive results or safety and tolerability in one clinical study provides no assurance that this will be true in future studies. Neurogen disclaims any intent and does not assume any obligation to update these forward-looking statements, other than as may be required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGEN CORPORATION
(Registrant)

	By:	/s/ STEPHEN R. DAVIS
Name: Stephen R. Davis
Title: Executive Vice President and Chief Operating Officer
Date: December 19, 2006